Exhibit 3.15

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:54 PM 04/30/2003
FILED 05:35 PM 04/30/2003
SRV 030281354 — 3603281 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTEGRATED ALARM SERVICES GROUP, INC.
     Integrated Alarm Services Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
          FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated as of April 16,2003, duly adopted resolutions proposing and declaring advisable a reverse stock split of the Common Stock outstanding and recommending that such proposal be submitted to the stockholders of the Corporation for their consideration, action and approval.
          SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation acting by Unanimous Written Consent dated as of April 17, 2003, duly approved the aforesaid proposal and the amendment to the Certificate of Incorporation of the Corporation to effectuate the reverse stock split as set forth below.
          THIRD: That pursuant to the proposal for the reverse stock split approved by the stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated as of April 17, 2003, declared a 1 for 2 reverse stock split effective upon the filing of this certificate of amendment.
          FOURTH: That the Certificate of Incorporation of this Corporation is amended to include as Article Eighth the following:

“Eighth”	Upon the filing and effectiveness (the “Effective Time”) of this certificate pursuant to the Delaware General Corporation Law, each two (2) shares of the Common Stock, $.001 par value per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $.001 par value per share (the “New Common Stock”),without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification rather fractional shares resulting from the reverse stock split will be aggregated for each holder and rounded up to the next number of whole shares of New Common Stock. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification.”
     FIFTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Integrated Alarm Services Group, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware this 30th day of April, 2003.

INTEGRATED ALARM SERVICES GROUP, INC.
BY:	/s/ Timothy M. McGinn
Timothy M. McGinn
Chairman and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTEGRATED ALARM SERVICES GROUP, INC.
     Integrated Alarm Services Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
          FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated as of April 16, 2003, duly adopted resolutions proposing and declaring advisable a reverse stock split of the Common Stock outstanding and recommending that such proposal be submitted to the stockholders of the Corporation for their consideration, action and approval.
          SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation acting by Unanimous Written Consent dated as of April 17, 2003, duly approved the aforesaid proposal and the amendment to the Certificate of Incorporation of the Corporation to effectuate the reverse stock split as set forth below.
          THIRD: That pursuant to the proposal for the reverse stock split approved by the stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated as of April 17, 2003, declared a 1 for 2 reverse stock split effective upon the filing of this certificate of amendment.
          FOURTH: That the Certificate of Incorporation of this Corporation is amended to include as Article Eighth the following:

“Eighth”	Upon the filing and effectiveness (the “Effective Time”) of this certificate pursuant to the Delaware General Corporation Law, each two (2) shares of the Common Stock, $.001 par value per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $.001 par value per share (the “New Common Stock”), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification rather fractional shares resulting from the reverse stock split will be aggregated for each holder and rounded up to the next number of whole shares of New Common Stock. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification.”
     FIFTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Integrated Alarm Services Group, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware this       day of April, 2003.

INTEGRATED ALARM SERVICES GROUP, INC.
BY:	/s/ Timothy M. McGinn
Timothy M. McGinn, Chairman and
Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KC ALARM SERVICES GROUP, INC.
KC Alarm Services Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the written consent of its member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment 10 the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of KC Alarm Services Group, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Integrated Alarm Services Group, Inc. (the “Corporation”).
     SECOND: That in lien of a meeting and vote of stockholders, the stockholders have given unammous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duty adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 01/21/2003
FILED 11:30 AM 01/21/2003
SRV 030039480 — 3603281 FILE

     IN WITNESS WHEREOF, KC Alarm Services Group, lnc. has caused this certificate to be signed by Thomas J. Few, its Chief Executive Officer, this 20th day of January, 2003.

KC ALARM SERVICES GROUP, INC.
By:	/s/ Thomas J. Few
Thomas J. Few
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF
CERTIFICATE OF INCORPORATION
OF
KC ALARM SERVICES GROUP, INC.
KC Alarm Services Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the written consent of its member, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of KC Alarm Services Group, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:
“The name of the corporation is Integrated Alarm Services Group, Inc. (the “Corporation”).
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, KC Alarm Services Group, Inc. has caused this certificate to be signed by Thomas J. Few, its Chief Executive Officer, this 20th day of January, 2003.

KC ALARM SERVICES GROUP, INC.
By:	/s/ Thomas J. few
Thomas J. few
Chief Executive Officer